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                                  Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements of Ion Networks, Inc. and subsidiaries (the "Company") on Forms S-3 (File Nos. 333-09507, 333-85693, 333-50246 and 333-83686) and Forms S-8 (File
Nos. 333-61837, 333-14681, 333-76809, 333-76604 and 333-76568) of our report dated June 28, 2001 relating to the consolidated balance sheet and the related consolidated statements of operations, stockholders' equity and cash flows at and for the fiscal year ended March 31, 2001, which appears in the Company's Annual Report on Form 10-KSB/A for the year ended March 31, 2002.

PricewaterhouseCoopers LLP

Florham Park, New Jersey
July 10, 2002